Exhibit 99.1

Orthofix International Reports Third Quarter 2017 Financial Results

Third Quarter Highlights

•	Net sales of $105.2 million, an increase of 6.9% compared to prior year or 6.0% on a constant currency basis
•	Increase in net sales for all four of our strategic business units, with net sales for Spine Fixation increasing by 19.3%
•	Earnings per share of $0.18 and adjusted earnings per share of $0.42 from continuing operations
•	Company updates full year 2017 guidance

LEWISVILLE, Texas — October 30, 2017 — Orthofix International N.V. (NASDAQ:OFIX) today reported its financial results for the third quarter ended September 30, 2017.  Net sales were $105.2 million, diluted earnings per share from continuing operations was $0.18 and adjusted earnings per share from continuing operations was $0.42.

“We continue to execute on our strategy of increasing the organic growth and profitability of each of our four strategic business units while rationalizing corporate costs in all areas. This has resulted in an accelerating sales growth rate each quarter thus far this year, and positioned us for solid mid-single digit organic revenue growth and the opportunity for meaningful margin expansion in the years to come,” said Brad Mason, President and Chief Executive Officer.

Financial Results Overview

The following table provides net sales by strategic business unit (“SBU”):

	Three Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2017	2016	Change	Constant Currency Change
BioStim	$44,427	$42,956	3.4%	3.4%
Biologics	15,218	14,335	6.2%	6.2%
Extremity Fixation	25,447	24,314	4.7%	1.4%
Spine Fixation	20,155	16,892	19.3%	19.1%
Net sales	$105,247	$98,497	6.9%	6.0%

Gross profit increased $2.9 million to $81.5 million. Gross margin decreased to 77.5% compared to 79.8% in the prior year period due primarily to sales mix, the impact of converting to stocking distributors in Brazil in our Extremity Fixation SBU, and $0.6 million of non-recurring expenses relating to our U.S. restructuring plan. Non-GAAP net margin, an internal metric that we define as gross profit less sales and marketing expenses, was $34.0 million compared to $36.9 million in the prior year period. The decrease in non-GAAP net margin was primarily due to higher commission expenses from geographic mix in Extremity Fixation and higher rates from Spine Fixation and Biologics distributors, as well as increased sales and use tax benefits realized in the third quarter of 2016.

Net income from continuing operations was $3.3 million, or $0.18 per share, compared to $10.4 million, or $0.56 per share in the prior year period. Adjusted net income from continuing operations was $7.7 million, or $0.42 per share, compared to adjusted net income of $6.6 million, or $0.36 per share in the prior year period.

EBITDA was $14.5 million, compared to $14.1 million in the prior year period. Adjusted EBITDA was $21.1 million, or 20.1% of net sales, for the third quarter, compared to $23.5 million, or 23.9% of net sales, in the prior year period.

Liquidity

As of September 30, 2017, cash and cash equivalents were $53.9 million compared to $39.6 million as of December 31, 2016. As of September 30, 2017, we had no outstanding indebtedness and borrowing capacity of $125 million. Cash flow from operations was $23.5 million, a decrease of $14.9 million, and free cash flow was $10.2 million, a decrease of $13.9 million when compared to the prior year period.

2017 Outlook

For the year ending December 31, 2017, the Company expects the following results, assuming exchange rates are the same as those currently prevailing.

	Previous 2017 Outlook		Current 2017 Outlook
(Unaudited, U.S. Dollars, in millions, except per share data)	Low	High	Low		High
Net sales	$422.0	$425.0	$428.0	[1]	$431.0	[1]
Net income from continuing operations	$17.7	$21.4	$14.2	[2]	$17.0	[2]
Adjusted EBITDA	$79.0	$81.0	$79.0	[3]	$82.0	[3]
EPS from continuing operations	$0.96	$1.16	$0.77	[4]	$0.92	[4]
Adjusted EPS from continuing operations	$1.54	$1.60	$1.54	[5]	$1.63	[5]

1 Represents a year-over-year increase of 4.4% to 5.2% on a reported basis

2 Represents a year-over-year increase of 306.1% to 386.1%

3 Represents a year-over-year decrease of 0.4% to an increase of 3.4%

4 Represents a year-over-year increase of 305.3% to 384.2%

5 Represents a year-over-year increase of 5.5% to 11.6%

Conference Call

Orthofix will host a conference call today at 4:30 PM Eastern time to discuss the Company's financial results for the third quarter of 2017. Interested parties may access the conference call by dialing (844) 809-1992 in the U.S. and (612) 979-9886 outside the U.S., and referencing the conference ID 2078866. A replay of the call will be available for two weeks by dialing (855) 859-2056 in the U.S. and (404) 537-3406 outside the U.S., and entering the conference ID 2078866. A webcast of the conference call may be accessed by going to the Company's website at www.orthofix.com, by clicking on the Investors link and then the Events and Presentations page.

About Orthofix

Orthofix International N.V. is a diversified, global medical device company focused on improving patients' lives by providing superior reconstructive and regenerative orthopedic and spine solutions to physicians worldwide. Headquartered in Lewisville, Texas, the Company has four strategic business units: BioStim, Biologics, Extremity Fixation and Spine Fixation. Orthofix products are widely distributed via the Company's sales representatives and distributors. In addition, Orthofix is collaborating on research and development activities with leading clinical organizations such as Brown University, Sinai Hospital of Baltimore, Cleveland Clinic, Texas Scottish Rite Hospital for Children, and the Musculoskeletal Transplant Foundation. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to further update any such statement, or the risk factors described in Part I, Item 1A under the heading Risk Factors in our Form 10-K for the year ended December 31, 2016, to reflect new information, the occurrence of future events or circumstances or otherwise.

Company Contact
Orthofix International N.V.
Mark Quick
P: 214-937-2924
E: markquick@orthofix.com

ORTHOFIX INTERNATIONAL N.V.

Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Unaudited, U.S. Dollars, in thousands, except share and per share data)	2017	2016	2017	2016
Net sales	$105,247	$98,497	$316,927	$301,251
Cost of sales	23,717	19,880	69,475	64,533
Gross profit	81,530	78,617	247,452	236,718
Sales and marketing	47,493	41,717	146,496	132,582
General and administrative	18,068	19,272	56,759	54,822
Research and development	6,935	6,858	21,246	21,294
Charges related to U.S. Government resolutions	—	1,499	—	14,369
Operating income	9,034	9,271	22,951	13,651
Interest income (expense), net	(15)	471	106	320
Other income (expense), net	479	(634)	(3,284)	1,346
Income before income taxes	9,498	9,108	19,773	15,317
Income tax benefit (expense)	(6,150)	1,276	(13,998)	(6,703)
Net income from continuing operations	3,348	10,384	5,775	8,614
Discontinued operations
Income (loss) from discontinued operations	65	(1,018)	(1,762)	(3,580)
Income tax benefit	43	530	642	1,258
Net income (loss) from discontinued operations	108	(488)	(1,120)	(2,322)
Net income	$3,456	$9,896	$4,655	$6,292
Net income (loss) per common share—basic
Net income from continuing operations	$0.18	$0.57	$0.32	$0.47
Net income (loss) from discontinued operations	0.01	(0.02)	(0.06)	(0.13)
Net income per common share—basic	$0.19	$0.55	$0.26	$0.34
Net income (loss) per common share—diluted
Net income from continuing operations	$0.18	$0.56	$0.31	$0.46
Net income (loss) from discontinued operations	0.01	(0.02)	(0.06)	(0.12)
Net income per common share—diluted	$0.19	$0.54	$0.25	$0.34
Weighted average number of common shares:
Basic	18,180,845	18,091,650	18,071,093	18,238,533
Diluted	18,572,791	18,382,118	18,394,542	18,569,861

ORTHOFIX INTERNATIONAL N.V.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands except share data)	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$53,925	$39,572
Restricted cash	—	14,369
Accounts receivable, net of allowances of $8,925 and $8,396, respectively	61,187	57,848
Inventories	80,124	63,346
Prepaid expenses and other current assets	18,172	19,238
Total current assets	213,408	194,373
Property, plant and equipment, net	46,678	48,916
Patents and other intangible assets, net	9,915	7,461
Goodwill	53,565	53,565
Deferred income taxes	47,052	47,325
Other long-term assets	15,683	20,463
Total assets	$386,301	$372,103
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$13,352	$14,353
Other current liabilities	60,718	69,088
Total current liabilities	74,070	83,441
Other long-term liabilities	26,920	25,185
Total liabilities	100,990	108,626
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 50,000,000 shares authorized; 18,212,916 and 17,828,155 issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	1,821	1,783
Additional paid-in capital	215,778	204,095
Retained earnings	68,834	64,179
Accumulated other comprehensive loss	(1,122)	(6,580)
Total shareholders’ equity	285,311	263,477
Total liabilities and shareholders’ equity	$386,301	$372,103

ORTHOFIX INTERNATIONAL N.V.
Non-GAAP Financial Measures

The following tables present reconciliations of net income (loss) from continuing operations, earnings per share (“EPS”) from continuing operations, gross profit, and net cash from operating activities, in each case calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to, as applicable, non-GAAP financial measures, referred to as "EBITDA," "Adjusted EBITDA," "Adjusted net income from continuing operations," "Adjusted earnings per share from continuing operations," "Non-GAAP net margin" and "Free cash flow" that exclude items specified in the tables. A more detailed explanation of the items excluded from these non-GAAP financial measures, as well as why management believes the non-GAAP financial measures are useful to them, is included following the reconciliations.

EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2017	2016	2017	2016
Net income from continuing operations	$3,348	$10,384	$5,775	$8,614
Interest expense (income), net	15	(471)	(106)	(320)
Income tax expense (benefit)	6,150	(1,276)	13,998	6,703
Depreciation and amortization	4,974	5,480	15,421	15,483
EBITDA	$14,487	$14,117	$35,088	$30,480
Share-based compensation	3,632	7,862	9,124	11,874
Foreign exchange impact	(794)	566	(2,425)	(1,434)
Strategic investments	293	(62)	9,619	342
SEC / FCPA matters and related costs	1,150	691	1,851	1,481
Infrastructure investments	—	827	—	3,073
Legal judgments/settlements	179	(3,000)	1,798	(3,000)
Charges related to U.S. Government resolutions	—	1,499	—	14,369
Restructuring	2,160	—	2,242	—
Succession charges	—	1,026	—	1,026
Adjusted EBITDA	$21,107	$23,526	$57,297	$58,211
As a % of net sales	20.1%	23.9%	18.1%	19.3%

Adjusted Net Income from Continuing Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2017	2016	2017	2016
Net income from continuing operations	$3,348	$10,384	$5,775	$8,614
Foreign exchange impact	(794)	566	(2,425)	(1,434)
Strategic investments	293	(62)	9,619	342
SEC / FCPA matters and related costs	1,150	691	1,851	1,481
Infrastructure investments	—	827	—	3,073
Legal judgments/settlements	179	(3,000)	1,798	(3,000)
Charges related to U.S. Government resolutions	—	1,499	—	14,369
Restructuring	2,160	—	2,242	—
Succession charges	—	1,026	—	1,026
Long-term income tax rate adjustment	1,405	(5,325)	1,512	(5,143)
Adjusted net income from continuing operations	$7,741	$6,606	$20,372	$19,328

Adjusted Earnings per Share from Continuing Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, per diluted share)	2017	2016	2017	2016
EPS from continuing operations	$0.18	$0.56	$0.31	$0.46
Foreign exchange impact	(0.04)	0.03	(0.13)	(0.08)
Strategic investments	0.02	—	0.52	0.02
SEC / FCPA matters and related costs	0.06	0.04	0.10	0.08
Infrastructure investments	—	0.04	—	0.17
Legal judgments/settlements	0.01	(0.16)	0.10	(0.16)
Charges related to U.S. Government resolutions	—	0.08	—	0.77
Restructuring	0.12	—	0.12	—
Succession charges	—	0.06	—	0.06
Long-term income tax rate adjustment	0.07	(0.29)	0.09	(0.28)
Adjusted EPS from continuing operations	$0.42	$0.36	$1.11	$1.04

Weighted average number of diluted common shares	18,572,791	18,382,118	18,394,542	18,569,861

Non-GAAP Net Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2017	2016	2017	2016
Gross profit	$81,530	$78,617	$247,452	$236,718
Sales and marketing	(47,493)	(41,717)	(146,496)	(132,582)
Non-GAAP net margin	$34,037	$36,900	$100,956	$104,136

BioStim	$18,285	$19,996	$54,887	$54,980
Biologics	6,010	6,821	18,651	19,642
Extremity Fixation	7,723	8,834	20,901	24,170
Spine Fixation	2,122	1,388	6,825	5,925
Corporate	(103)	(139)	(308)	(581)
Non-GAAP net margin	$34,037	$36,900	$100,956	$104,136

Free Cash Flow

	Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2017	2016
Net cash from operating activities	$23,494	$38,396
Capital expenditures	(13,290)	(14,261)
Free cash flow	$10,204	$24,135

2017 Outlook

	Previous 2017 Outlook		Current 2017 Outlook
(Unaudited, U.S. Dollars, in millions)	Low	High	Low	High
Net income from continuing operations	$17.7	$21.4	$14.2	$17.0
Interest expense, net	0.2	0.1	—	—
Income tax expense	15.7	15.5	16.7	17.0
Depreciation and amortization	20.0	20.0	20.2	20.2
EBITDA	$53.6	$57.0	$51.1	$54.2
Share-based compensation	13.0	13.0	13.0	13.0
Foreign exchange impact	(1.6)	(1.6)	(2.4)	(2.4)
Strategic investments	10.3	9.3	10.2	10.2
SEC / FCPA matters and related costs	1.2	1.0	2.4	2.4
Legal judgments/settlements	1.6	1.6	1.8	1.8
Restructuring	0.9	0.7	2.9	2.8
Adjusted EBITDA	$79.0	$81.0	$79.0	$82.0

	Previous 2017 Outlook		Current 2017 Outlook
(Unaudited, per diluted share)	Low	High	Low	High
EPS from continuing operations	$0.96	$1.16	$0.77	$0.92
Foreign exchange impact	(0.09)	(0.09)	(0.13)	(0.13)
Strategic investments	0.56	0.51	0.55	0.55
SEC / FCPA matters and related costs	0.07	0.05	0.13	0.13
Legal judgments/settlements	0.09	0.09	0.10	0.10
Restructuring	0.05	0.04	0.16	0.15
Long-term income tax rate adjustment	(0.10)	(0.16)	(0.04)	(0.09)
Adjusted EPS from continuing operations	$1.54	$1.60	$1.54	$1.63

Weighted average number of diluted common shares	18,400,000	18,400,000	18,400,000	18,400,000

Non-GAAP Measures:

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

EBITDA

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income (expense), net; income tax expense; and depreciation and amortization to net income (loss) from continuing operations. EBITDA provides management with additional insight to its results of operations.

Adjusted EBITDA, Adjusted Net Income from Continuing Operations and Adjusted Earnings per Share from Continuing Operations

These non-GAAP financial measures provide management with additional insight to its results of operations and are calculated using the following adjustments:

•

Share-based compensation – costs related to our share-based compensation plans, which include stock options, restricted stock awards, performance-based restricted stock awards, market-based restricted stock awards and our stock purchase plan

•	Foreign exchange impact – gains and losses related to foreign currency transactions; guidance presented does not include the impact of any future foreign exchange fluctuations
•	Strategic investments – costs related to our strategic investments, including our investment in eNeura, Inc.
•	SEC / FCPA matters and related costs – legal and other professional fees associated with the SEC Investigation, Securities Class Action Complaint and Brazil subsidiary compliance review
•	Infrastructure investments – costs associated with our multi-year process and systems improvement effort, "Bluecore,” which was completed in 2016
•	Legal judgments/settlements – adverse or favorable legal judgments or negotiated legal settlements
•	Charges related to U.S. Government resolutions – charges related to the settlement with the SEC as further discussed in our Form 10-K for the year ended December 31, 2016
•	Restructuring – costs related to a planned restructuring, primarily consisting of severance charges and the write-down of certain assets
•	Succession charges – costs related to the succession of certain of our former named executive officers
•

Long-term income tax rate adjustment – reflects management’s expectation of a long-term normalized effective tax rate of 38%, which is based on current tax law and current expected income. Actual tax expense will ultimately be based on GAAP performance and may differ from the 38% effective tax rate due to a variety of factors, including jurisdictions in which profits are determined to be earned and taxed, and discrete items, such as the resolutions of issues arising from tax audits with various tax authorities and the ability to realize deferred tax assets

Non-GAAP Net Margin

Non-GAAP net margin is an internal non-GAAP metric, which we define as gross profit less sales and marketing expense. Non-GAAP net margin is the primary metric used by our Chief Operating Decision Maker in managing our business.

Free Cash Flow

Free cash flow is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operating activities. Free cash flow is an important indicator of how much cash is generated or used by our normal business operations, including capital expenditures. Management uses free cash flow as a measure of progress on its capital efficiency and cash flow initiatives.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost and can have a material effect on cash flows. Similarly, certain non-cash expenses, such as share-based compensation, do not directly impact cash flows, but are part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance. We provide a detailed reconciliation of the non-GAAP financial measures to our most directly comparable GAAP measures, and encourage investors to review this reconciliation.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP financial measures that exclude certain items provides investors with greater transparency to the information used by senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Source

Orthofix International N.V.